  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 83 to the Registration Statement on Form N-1A (the “Registration Statement”) of our report dated October 12, 2016, relating to the financial statements and financial highlights appearing in the August 31, 2016 Annual Report to Shareholders of Vanguard Prime Money Market Fund and Vanguard Federal Money Market Fund (comprising Vanguard Money Market Reserves) and Vanguard Treasury Money Market Fund (formerly known as Vanguard Admiral Treasury Money Market Fund) (constituting a separate portfolio of Vanguard Admiral Funds), which report is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA

December 21, 2016